THIRD AMENDMENT TO LOAN AGREEMENT

     THIS THIRD AMENDMENT to Loan Agreement is made as of the 14th day of January, 2000, by and among AARICA HOLDINGS, INC., a Texas corporation (hereinafter called "Borrower"), CAROL KOLOZS (hereinafter called "Guarantor"), AARICA SPORT, S.A. de C.V. (hereinafter called "Aarica"), TAIMEX INDUSTRIES, S.A. de C.V. (hereinafter called "Taimex"), SCHMIDT INTERNATIONAL, LLC, a Florida limited liability company (hereinafter called "LLC"), and ROBERT E. SCHMIDT, JR. or his Assigns, (hereinafter called the "Lender").

         WHEREAS, Borrower, Guarantor, and Lender entered into that certain Loan Agreement dated March 8, 1999 (the "Agreement"), whereby Borrower acknowledged borrowing $240,000.00 through its subsidiary, Taimex ("Original Loan"), and borrowed an additional $250,000.00, of which $137,500.00 has been repaid ("Second Loan"); and Guarantor guaranteed payment of both the First and Second Loan; and

         WHEREAS, Lender has advanced an additional $100,000.00 on October 6, 1999, $75,000.00 on October 22, 1999, $50,000.00 on December 9, 1999, $75,000.00
on December 14, 1999, and $50,000.00 on January 7, 2000; and

         WHEREAS, Borrower has also been provided with letters of credit issued or provided by Lender or Lender's bank ("Letters of Credit"); and

     WHEREAS, Lender desires to assign all of his right, title and interest in the Loan to LLC; and

         WHEREAS, Borrower and/or Aaarica and Taimex desire to borrow from Lender and Lender desires to lend at Lender's option through its wholly owned entity, the LLC, to Borrower an additional $1,537,500.00; and

         WHEREAS, Borrower, Guarantor, and Lender desire to amend the Agreement to reflect the additional $1,537,500.00 bringing the total of the third loan to $1,887,500.00 ("Third Loan"), to agree to the assignment of the loan from Lender to LLC, and to provide that the security from Borrower, Guarantor, Aarica and Taimex cover the Original Loan, Second Loan, Third Loan, and the Letters of Credit.

         NOW, THEREFORE, in consideration of the premises herein contained, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement be amended as follows:

1. Borrower, Guarantor, Aarica and Taimex hereby agree that Lender may assign all of his right, title, and interest in the Loan, including the Warrants granted herein, to LLC.

     2. All payments made under the Loan shall be forwarded to Lender at the following address: c/o Boulder Venture, 330 E. Kilbourn Avenue, Suite 1454, Milwaukee, WI 53202.

3.       A new paragraph is added to Article I which reads as follows:

                  Further, the Borrower agrees to borrow from the Lender, and the Lender agrees to lend to the Borrower, the aggregate sum of One Million Eight Hundred Eighty-Seven Thousand Five Hundred Dollars ($1,887,500.00) (the "Third Loan") distributed as follows:

(1)      $100,000.00 on October 6, 1999;

(2)      $75,000.00 on October 22, 1999;

(3)      $50,000.00 on December 9, 1999;

(4)      $75,000.00 on December 14, 1999;

(5)      $50,000.00 on January 7, 2000; and

(6) $750,000.00 on January 14, 2000 in the form of wire transfer or bank check to be evidenced by a $750,000.00 promissory note of Aarica and Taimex (the "Subsidiary Note").

(7) $787,500.00 to be distributed to Borrower from time to time as necessary for the operations of Borrower, in such amounts and at such times as determined solely by Lender.

4. Article II is deleted in its entirety and the following substituted therefor:

                  The obligation to repay the Loan shall be evidenced by the Borrower's Promissory Note, Replacement Promissory Note, Third Promissory Note, and the Subsidiary Note, hereinafter collectively called the "Note", all in substantially the form of "Exhibit "A" hereto attached.

                  Further, the Loan shall be secured by Guarantor's Amended and Restated Guaranty and Amended and Restated Stock Pledge Agreement, as well as an Amended and Restated Guaranty from each of Aarica and Taimex, a Guaranty of Borrower of the Subsidiary Note and an Amended and Restated Security Agreement granting Lender a security interest in the accounts receivable and inventory of each.

5. The paragraph constituting Article V is to be labeled Section 5.01 and is amended to read as follows:

                  Borrower anticipates making a public offering of its stock (the "Offering"). Lender shall have the option to convert any unpaid principal and/or interest on the Original Loan to stock of the Borrower at eighty percent (80%) of the offering price. In addition, Borrower grants Lender the option to redeem such converted shares within twenty-four (24) months after the conversion and Borrower shall be required to redeem such converted shares at the conversion price payable in cash within thirty (30) days of receipt of Lender's written notice of his exercise of his option to redeem the converted shares. The option to convert the Original Loan and the option to redeem granted in this Section 5.01 shall not expire until such time as the Loan is paid in full.

6.       There is added to Article V a Section 5.02 which reads as follows:

                  Lender shall have the option to convert the original principal amount of the Second Loan to stock of the Borrower at the conversion rate of $2.00 per share, assuming Lender pays to Borrower any amounts previously repaid to Lender on the Second Loan. The option to convert the Second Loan granted hereby must be exercised on or before August 31, 2000 ("Second Option").

7.       There is added to Article V a Section 5.03 which reads as follows:

                  Lender, Guarantor and Borrower shall enter into a Common Stock Purchase Warrant granting Lender Warrants to purchase 200,000 common shares of Borrower at $.01 per share ("Warrant Shares"). In the event Lender does not realize a return on the Warrant Shares at the time of the Offering in an amount equal to or greater than the original principal amount of the Third Loan, then Lender shall be entitled to exercise Warrants to purchase common stock of Borrower from Guarantor at $.01 per share ("Guarantor Shares") until the aggregate return realized by Lender on the Warrant Shares and Guarantor Shares equals or exceeds $2,000,000.00 ("Third Option"). Lender has received a form of Warrant which Lender has approved and will deliver to Borrower.

8.       There is added to Article V a Section 5.04 which reads as follows:

                  The parties agree that Lender's conversion rate in the Second Option and purchase price in the Third Option were agreed to based upon Borrower making an Offering of at least
                  $10,000,000.00 with an offering price of $10.00 per share ("Anticipated Offering"). In the event the Anticipated Offering is not made by Borrower, then the conversion rate in the Second Option and the per share purchase price in the Third Option shall be adjusted proportionately to the actual Offering made by Borrower.

9.       Paragraph (1) and (2) of Section 9.01 are amended to read as follows:

                  (1) Default shall be made in the payment of any installment of principal or of interest upon the Note for a period of five
                  (5) days after it has become due and payable, whether at maturity, by notice of intention to repay, or otherwise; or

                  (2) Default shall be made in the due observance or performance of any term, covenant, or provision of the Note and other loan documents, and such default has continued unremedied for a period of five (5) days; or

10.      Section 11.01 is amended to read as follows:

                  The Borrower agrees to pay for all of Lender's reasonable attorneys' fees and expenses incurred in connection with the preparation of this Amendment, the amended loan documents, and the perfection of the security interests required by the amended loan documents, plus all fees (including attorneys' fees) and costs, including prepayment penalties associated with Lender obtaining a loan from Marine Bank and Savings.

11.      Section 11.04 is amended to read as follows:

                  In the event that any installment of principal and/or interest is received by the Lender more than five (5) days after the due date, a late payment charge of five percent (5%) of the payment due will be added in addition to interest at the rate provided herein. The Borrower agrees to pay the charge and interest, and failure to do so after five (5) days' notice shall constitute an Event of Default under Article X of this Agreement. This charge shall be in addition to all other rights and remedies available to the Lender at law, in equity, or under this Agreement.

     12. Section 11.08 is amended to change the notice address of Borrower and Lender and to add the following addresses for notices to Taimex and Aarica:

                  If to Aarica and Taimex:       AARICA SPORT, S.A. de C.V.
                                                 TAIMEX INDUSTRIES, S.A. de C.V.
                                                 1080 Howell Branch Road
                                                 Winter Park, FL 32789

                  with a copy to:            Jim Schnorf, Esq.
                                             Continental Capital
                                             195 Wekiva Springs Road, Suite 200
                                             Longwood, FL 32779

                  If to Borrower:            AARICA HOLDINGS, INC.
                                            1080 Howell Branch Road
                                            Winter Park, FL 32789

                  with a copy to:           Jim Schnorf, Esq.
                                            Continental Capital
                                            195 Wekiva Springs Road, Suite 200
                                            Longwood, FL 32779

                  If to Lender:              Robert E. Schmidt, Jr.
                                            4340 W. Hillsborough Ave., #212
                                            Tampa, FL 33614

     13. There is added to Article XII Sections 11.09, 11.10, and 11.11, 11.12 which read as follows:

                  11.09 Lender shall be appointed as a Director of Borrower effective as of the date hereof and shall remain a Director of Borrower until such time as the Loan is paid in full. The number of directors of Borrower shall not be increased during such time.

                  11.10 As additional consideration for the Loan, Lender shall receive, at Lender's option, a ten percent (10%) ownership interest in any and all future ventures, businesses, enterprises, or entities in which Guarantor is to acquire at least a fifty percent ownership interest, other than Borrower.

                  11.11 As soon as practicable after the date hereof, Borrower shall purchase a life insurance policy on Guarantor in the amount of not less than $3,000,000.00, naming Lender as the sole Beneficiary. Such policy shall be maintained by Borrower until the Loan is paid in full.

                  11.12 To the extent Lender or its counsel should, in their reasonable opinion, at any time during the term of the Loan, require any additional documents to be executed by the Borrower, its affiliates, or the Guarantors to carry out the provisions of this Agreement and the loan documents, including without limitation, the Notes, the Guarantees, the Security Agreement, and financing statements, the Borrowers and the Guarantors shall immediately comply with said request and execute such documents. In regard to said matters, the Borrower, in accordance with this Agreement, shall pay any reasonable additional attorneys' fees incurred by the Lender in said matters. If the Borrower or Guarantors should fail to execute any such documents, the Borrower and Guarantors do hereby designate and appoint the Lender as their attorney in fact to execute such documents on behalf of the Borrower and Guarantors. The failure of the Borrower or Guarantors to comply with the provisions of this section shall be and constitute, at the Lender's option, a default under the Loan.

         Except as modified by this Amendment, the Agreement shall remain unchanged and in full force and effect, and the parties reaffirm and ratify their respective obligations thereunder.

         The recitals hereto, which the parties acknowledge are true and correct, are hereby incorporated herein by reference. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, grantees, heirs, and assigns. This Amendment shall be construed and interpreted in accordance with, and governed by, the laws of the State of Florida.

GUARANTORS:                BORROWER:

                                                AARICA HOLDINGS, INC., a Texas
corporation

/s/ Carol Kolozs

Carol Kolozs

                                                      By: /s/ Carol Kolozs_____
                                                     ----------------------
                                                    Carol Kolozs, President

AARICA SPORT, S.A. de C.V.


By: /s/ Carol Kolozs______

     Carol Kolozs, President

TAIMEX INDUSTRIES, S.A. de C.V.


By: /s/ Carol Kolozs_____

     Carol Kolozs, President

                                            LENDER:


                                         /s/ Robert E. Schmidt, Jr.
                                         --------------------------
                                       Robert E. Schmidt, Jr.



                                        SCHMIDT INTERNATIONAL, LLC


                                     By:/s/ Robert E. Schmidt, Jr._____
                                       -----------------------------
                                       Robert E. Schmidt, Jr., Member